Exhibit 99.1

AVISTA HEALTHCARE PUBLIC ACQUISITION CORP.

65 East 55th Street

18th Floor

New York, NY 10022

ANNUAL GENERAL MEETING

[date]

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

AVISTA HEALTHCARE PUBLIC ACQUISITION CORP.

The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Notice of Annual General Meeting and Proxy Statement in connection with the annual general meeting of Avista Healthcare Public Acquisition Corp., a Cayman Islands exempted company (“AHPAC”), will be held on [•] at [•] Eastern Time at the offices of Weil, Gotshal & Manges LLP, located at 767 Fifth Avenue, New York, NY 10153, and hereby appoints Benjamin Silbert and John Cafasso and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each, to vote all shares of the common stock of Avista Healthcare Public Acquisition Corp. (or its successor) registered in the name provided, which the undersigned is entitled to vote at the special meeting, and at any adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in this Proxy Card.

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED “FOR” PROPOSAL 1 (THE BUSINESS COMBINATION PROPOSAL) BELOW, “FOR” EACH OF PROPOSALS 2 (THE DOMESTICATION PROPOSAL), PROPOSALS 3 THROUGH 11 (THE CHARTER PROPOSALS) BELOW, “FOR” THE ELECTION OF ALL OF THE DIRECTORS IN PROPOSAL 12 (THE DIRECTOR ELECTION PROPOSAL) BELOW, “FOR” PROPOSAL 13 (THE MANAGEMENT INCENTIVE PLAN PROPOSAL), “FOR” PROPOSAL 14 (THE NASDAQ PROPOSAL) AND “FOR” PROPOSAL 15 (THE ADJOURNMENT PROPOSAL) BELOW.

THE AVISTA HEALTHCARE PUBLIC ACQUISITION CORP. BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSAL 1 (THE BUSINESS COMBINATION PROPOSAL) BELOW, “FOR” EACH OF PROPOSALS 2 (THE DOMESTICATION PROPOSAL), PROPOSALS 3 THROUGH 11 (THE CHARTER PROPOSALS) BELOW, “FOR” THE ELECTION OF ALL OF THE DIRECTORS IN PROPOSAL 12 (THE DIRECTOR ELECTION PROPOSAL) BELOW, “FOR” PROPOSAL 13 (THE MANAGEMENT INCENTIVE PLAN PROPOSAL), “FOR” PROPOSAL 14 (THE NASDAQ PROPOSAL) AND “FOR” PROPOSAL 15 (THE ADJOURNMENT PROPOSAL) BELOW.

Each of the Business Combination Proposal, the Domestication Proposal, the NASDAQ proposal and the Charter Proposals are cross-conditioned on the approval of each other. Each other proposal is conditioned on the approval of the Business Combination Proposal, the Domestication Proposal, the NASDAQ Proposal and the Charter Proposals; other than the Adjournment Proposal, which is not conditioned on the approval of any other proposal set forth in the Proxy Statement.

PLEASE RETURN THIS PROXY AS SOON AS POSSIBLE.

Fold Here

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PROXY

1.              Proposal No. 1 — The Business Combination Proposal — To consider and vote upon a proposal to approve and adopt the Transaction Agreement, dated August 21, 2017, as amended on November 22, 2017 and as further amended on December 22, 2017 (as it may be further amended from time to time, the “Transaction Agreement”), by and among Avista Healthcare Public Acquisition Corp. (“AHPAC”), Avista Healthcare Merger Sub, Inc., AHPAC’s direct wholly-owned subsidiary (“AHPAC Merger Sub”), Avista Healthcare NewCo, LLC, AHPAC’s direct wholly-owned subsidiary (“AHPAC NewCo”), Envigo International Holdings, Inc., a Delaware corporation (“Envigo”) and Jermyn Street Associates LLC, solely in its capacity as shareholder representative (in such capacity, the “Shareholder Representative”) and the transactions contemplated thereby, including an integrated transaction consisting of the merger of AHPAC Merger Sub with and into Envigo, with Envigo surviving the merger (the “first merger”), and then immediately thereafter, the merger of Envigo with and into AHPAC NewCo, with AHPAC NewCo surviving the merger (the “second merger,” and together with the first merger, the “mergers”).

FOR	AGAINST	ABSTAIN

2.              Proposal No. 2 — The Domestication Proposal — To consider and vote upon a proposal to approve by special resolution, assuming the Business Combination Proposal is approved and adopted, the change of AHPAC’s jurisdiction of incorporation by deregistering as an exempted company in the Cayman Islands and continuing and domesticating as a corporation incorporated under the laws of the State of Delaware.

FOR	AGAINST	ABSTAIN

The Charter Proposals — To consider and vote upon eight separate proposals to approve by special resolution, assuming the Business Combination Proposal and the Domestication Proposal are approved and adopted, the following material differences between the current amended and restated memorandum and articles of association of AHPAC and the proposed new certificate of incorporation and bylaws of AHPAC (which will be renamed “Envigo International Holdings, Inc.” after consummation of the domestication):

3.              Proposal No. 3—To consider and vote upon an amendment to AHPAC’s existing organizational documents to authorize the classification of the Board of Directors of ENVG into three classes of directors, which shall consist of, as nearly as may be possible, one-third of the total number of directors on the Board of Directors of ENVG, which will initially be seven (7) and then as may be set by the Board of Directors of ENVG from time to time;

FOR	AGAINST	ABSTAIN

4.              Proposal No. 4— To consider and vote upon an amendment to AHPAC’s existing organizational documents to authorize that directors may only be removed for cause;

FOR	AGAINST	ABSTAIN

5.              Proposal No. 5— To consider and vote upon an amendment to AHPAC’s existing organizational documents to authorize that only the Board of Directors of ENVG, chairperson of the board of directors or chief executive officer may call a meeting of stockholders;

FOR	AGAINST	ABSTAIN

6.              Proposal No. 6— To consider and vote upon an amendment to AHPAC’s existing organizational documents to authorize removal of the ability of stockholders to take action by written consent in lieu of a meeting;

FOR	AGAINST	ABSTAIN

7.              Proposal No. 7— To consider and vote upon an amendment to AHPAC’s existing organizational documents to require the affirmative vote of at least a majority of the voting power of ENVG’s then issued and outstanding shares of stock entitled to vote thereon to amend the proposed certificate;

FOR	AGAINST	ABSTAIN

8.              Proposal No. 8— To consider and vote upon an amendment to AHPAC’s existing organizational documents to authorize the adoption of Delaware as the exclusive forum for certain stockholder litigation;

FOR	AGAINST	ABSTAIN

9.              Proposal No. 9— To consider and vote upon an amendment to AHPAC’s existing organizational documents to authorize ENVG to permit the sponsor, Jermyn Street Associates, LLC and Savanna Holdings LLC and their respective affiliates (the “ENVG Sponsors”) to engage in competitive businesses and renounce certain corporate opportunities offered to the ENVG Sponsors or any of their managers, officers, directors, agents, stockholders, members, partners, affiliates and subsidiaries (other than ENVG and its subsidiaries)  that are not expressly offered to them in their capacities as directors or officers of ENVG;

FOR	AGAINST	ABSTAIN

10.       Proposal No. 10— To consider and vote upon an amendment to AHPAC’s existing organizational documents to approve the authorized number of shares of ENVG common stock contained in the proposed certificate; and

FOR	AGAINST	ABSTAIN

11.       Proposal No. 11— To consider and vote upon an amendment to AHPAC’s existing organizational documents to authorize other changes to the organizational documents resulting from the domestication and business combination, including changing the post-business combination corporate name from “Avista Healthcare Public Acquisition Corp.” to “Envigo International Holdings, Inc.” and removing certain provisions relating to our status as a blank-check company that will no longer apply upon consummation of the business combination.

FOR	AGAINST	ABSTAIN

12.       Proposal No. 12 — The Director Election Proposal — To consider and vote upon a proposal to elect seven directors to serve staggered terms on ENVG’s Board of Directors until the 2019, 2020 and 2021 annual meeting of shareholders, respectively, and until their respective successors are duly elected and qualified.

FOR	AGAINST	ABSTAIN

13.       Proposal No. 13 — The Management Incentive Plan Proposal — To consider and vote on a proposal to approve and adopt, assuming the Charter Proposal, the Domestication Proposal and the Business Combination Proposal are all approved and adopted, the Envigo International Holdings, Inc. 2018 Equity Incentive Plan and the material terms thereunder.

FOR	AGAINST	ABSTAIN

14.       Proposal No. 14 — The NASDAQ Proposal — To consider and vote upon a proposal to approve, assuming the Charter Proposals, the Domestication Proposal and the Business Combination Proposal are all approved and adopted, for purposes of complying with applicable provisions of NASDAQ Listing Rule 5635, the issuance of more than 20% of AHPAC’s issued and outstanding ordinary shares (or issued and outstanding common stock following the domestication)  to the Selling Equityholders in connection with the business combination and to participants in the equity financing (if any).

FOR	AGAINST	ABSTAIN

15.       Proposal No. 15 — Adjournment Proposal — To consider and vote upon a proposal to approve the adjournment of the general meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of one or more proposals to be submitted for shareholder approval at the general meeting

FOR	AGAINST	ABSTAIN

☐  MARK HERE FOR ADDRESS CHANGE AND NOTE AT RIGHT.

PLEASE MARK, DATE AND RETURN THIS PROXY PROMPTLY. ANY VOTES

RECEIVED AFTER A MATTER HAS BEEN VOTED UPON WILL NOT BE COUNTED.

Dated: 2018
Stockholder’s Signature

Stockholder’s Signature

Signature should agree with name printed hereon. If stock is held in the name of more than one person, EACH joint owner should sign. Executors, administrators, trustees, guardians, and attorneys should indicate the capacity in which they sign. Attorneys should submit powers of attorney.